UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                                 April 27, 2005
--------------------------------------------------------------------------------
                 Date of Report (Date of earliest even reported)


                   California Petroleum Transport Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            033-79220                        04-3232976
--------------------------------------------------------------------------------
(State of other jurisdiction      (Commission                 (IRS Employer
of incorporation)                   File Number)             Identification No.)


     Suite 3218, One International Place, Boston, Massachusetts, 02110-2624
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (617) 951-7690
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code

Item 8.01 Other Events

On April 21, 2005, pursuant to Clause 2 (a) (ii) of the bareboat charter dated April 5, 1995 between CalPetro Tankers (Bahamas III) Limited ( the "Owner") and Chevron Transport Corporation Ltd ("Chevron"), the Owner received irrevocable notice from Chevron regarding the termination of the bareboat charter of the vessel Virgo Voyager on April 1, 2006.

Frontline Ltd (the "Manager"), as the appointed manager to the Owner, will attempt to arrange for an acceptable replacement charter. Should an acceptable replacement charter be unavailable, the Manager will solicit bids for the sale of the vessel and if there are no bids that provide net proceeds that, together with the termination payment, at least equal the allocated principal amount of the Registrant's term mortgage notes plus any interest accrued, the Manager will forward to the appointed Indenture Trustee copies of all bids for the recharter of the vessel. Unless instructed by all the holders of the Term Mortgage Notes to accept a sale bid that is below the required minimum bid, the Manager will attempt to recharter the vessel on such terms as it deems appropriate provided that

          (i)  such charter is at arms length;

          (ii) such charter shall have a termination date no later than April 1, 2015; and

         (iii) the charterhire payable is sufficient to make the mandatory sinking fund payments together will all related interest, recurring fees and taxes for the vessel and the cost of insurance not maintained by the charterer, management fees and technical advisor's fees and the fees of the designated representative, the indenture trustee and the collateral trustee as defined in the prospectus for the Registrant's 8.52% First Preferred Mortgage Notes due 2015.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

                   California Petroleum Transport Corporation
                   ------------------------------------------
                                  (Registrant)



Date: April 27, 2005               By: /s/ R Douglas Donaldson
                                       -----------------------
                                       R Douglas Donaldson
                                       Treasurer and Principal Financial Officer


02089.0006 #566924